Exhibit 23.4

Consent of Independent Accountants

We hereby consent to the incorporation by reference this Registration Statement on Form S-8 of Almost Family, Inc. of our report dated May 30, 2008 relating to the combined financial statements of Apex Home Healthcare Services, LLC, Apex Health and Rehab Center, LLC, Apex House Call Doctors, LLC and Apex Healthcare Solutions, LLC, which appears in the Current Report on Form 8-K/A of Almost Family, Inc. filed with the U.S. Securities and Exchange Commission on June 6, 2008.

/s/ Smoak, Davis & Nixon LLP

Jacksonville, Florida

August 21, 2009